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                                                                    EXHIBIT 99.9


               EMPLOYMENT AGREEMENT AMENDMENT AND ACKNOWLEDGEMENT


                  THIS EMPLOYMENT AGREEMENT AMENDMENT AND ACKNOWLEDGEMENT (also referred to herein as "Agreement") is made and entered into as of this 22nd day of January 2001 by and between Teri E. Unsworth ("Employee") and GUEST SUPPLY, INC., ("Employer").

                                   WITNESSETH

                  WHEREAS Employee and Employer executed and delivered an Employment Agreement dated August 6, 1997 (hereinafter referred to as the "Employment Agreement"); and

                  WHEREAS Employer, Sysco Corporation, a Delaware corporation ("Sysco"), and Sysco Food Services of New Jersey, Inc., a Delaware corporation, have executed and delivered that certain Merger Agreement and Plan of Reorganization under 368(a) of the Internal Revenue Code of 1986, as amended ("Merger Agreement"), dated as of the date hereof; and

                  WHEREAS, Employee and Employer desire to enter into this Agreement to amend the Employment Agreement; and

                  WHEREAS, to induce Sysco to execute and deliver the Merger Agreement which the Employee acknowledges will impart a substantial benefit to the Employee, the Employee agrees to execute this Agreement.

                  NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

         1. Recitals. The recitals set forth above are incorporated herein as true and accurate.

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         2.       Amendment of Employment Agreement.

                  Subject to and effective as of the date of the earlier of the consummation of (i) the Offer (as defined in the Merger Agreement) or (ii) the Merger (as defined in the Merger Agreement) (such date referred to herein as the "Effective Date"), the Employment Agreement is hereby amended to specifically exclude from the definition of "Change in Control" (as defined in the Employment Agreement), the consummation of the Offer and the Merger. From and after the Effective Date, Employee and Employer acknowledge and agree that other than the amendment described in Section 2 of this Agreement, the other terms and conditions of the Employment Agreement shall remain unchanged and unmodified and in full force and effect.

         3.       No Participation in Sysco's MIP.

                  Employee acknowledges that she is not entitled to participate in the Sysco Management Incentive Plan.

         4.       Representation of Compliance with Employment Agreement.

                  Effective as of the Effective Date, Employee hereby represents and warrants to Sysco that from August 6, 1997, through and including the Effective Date, she has not breached or violated any material term or condition of the Employment Agreement, including but not limited to, the covenants contained in Sections 7, 8, 9 and 10.

         5.       Headings and Captions.

                  The headings and captions used in the Agreement are for convenience of reference only, and shall in no way define, limit, expand, or otherwise affect the meaning or construction of any provision of this Agreement.


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         6.       Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument.

         7.       Entire Agreement.

                  This Agreement and the Employment Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         8.       Termination.

                  Upon a termination of the Merger Agreement, this Agreement shall automatically terminate and have no force and effect.

                                      * * *


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WITNESS:                                  EMPLOYEE:
    Thomas M. Haythe
-----------------------------------
Witness' Printed Name                     Teri E. Unsworth

/s/ Thomas M. Haythe                      /s/ Teri E. Unsworth
-----------------------------------       -----------------------------------
Witness' Signature                        Employee's Signature

Date: January 22, 2001                    Date: January 22, 2001

                                          EMPLOYER:

                                          GUEST SUPPLY, INC.

                                          By: /s/ Clifford W. Stanley
                                              -------------------------------
                                          Title:  President and CEO
                                          Date:   January 22, 2001





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